Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned officers of Roka Bioscience, Inc. (the “Company”) hereby certifies to his knowledge that the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2014 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 11, 2014

/s/ Paul G. Thomas
Paul G. Thomas President and Chief Executive Officer (Principle Executive Officer)

Date: August 11, 2014

/s/ Steven T. Sobieski
Steven T. Sobieski Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)